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                                                                      Exhibit 16

[LOGO OF ALTSCHULER, MELVOIN AND GLASSER LLP]
Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants

                                                                Chicago
                                                                Los Angeles
                                                                New York
                                                                Phoenix
                                                                Tampa
                                                                Washington, D.C.

June 16, 1998


Securities and Exchange Commission
Washington, DC 20549

Re: Diversified Food Group, Inc.
    Form S-1 Registration Statement Filed June 15, 1998

Dear Sir or Madam:

We have read the disclosure under "change in independent accountants" of the Form S-1 Registration Statement of Diversified Food Group, Inc. filed June 15, 1998, and agree with the statements contained therein.

Very truly yours,


/s/ Altschuler, Melvoin and Glasser LLP

cc: Diversified Food Group, Inc.


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